Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-276901 on Form S-8 and Registration Statement No. 333-284667 on Form S-3 of our report dated March 20, 2025, relating to the financial statements of Alto Neuroscience, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 20, 2025